Exhibit 99.1

Total System Services, Inc.

1600 First Ave.	+1.706.649.2307
P.O. Box 2567	+1.706.649.5740
Columbus, GA 31902-2567	www.tsys.com

For immediate release.

Contacts:

James B. Lipham Chief Financial Officer +1.706.649.2262	Shawn Roberts TSYS Investor Relations +1.706.644.6081 shawnroberts@tsys.com

TSYS Reports 28% Increase in Net Income for 2006

Company Also Increases 2007 Net Income Guidance Range

Columbus, Ga., Jan. 16, 2007 — TSYS today announced record annual results for the 23rd consecutive year with revenues of $1.8 billion, and a 75% increase in net income for the fourth quarter of 2006 over the same period in 2005.

“We exceeded our goals for 2006 with another record year and we are pleased to announce an improvement in our guidance for 2007, which is a direct result of the TSYS team approach of focusing on our growth strategy while streamlining costs,” said Philip W. Tomlinson, chairman and chief executive officer of TSYS.

“Our core processing business within our domestic-based support services segment continues to grow at a solid double digit rate, and remains stronger than ever. In addition, our international revenues for 2006 grew 22.7% over 2005, and we expect that strong growth to continue in 2007. On a non-GAAP (generally accepted accounting principles) basis, net income is now expected to increase between 14%-17% in 2007 compared to 2006. On a GAAP basis, TSYS’ 2007 net income is expected to decline between 5%-3% as compared to 2006. We believe our 2006 performance provides a strong foundation upon which we can build for future growth opportunities,” said Tomlinson.

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2007

Financial Highlights

(dollars in millions, except earnings per share data)	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2006	2005	Percent Change	2006	2005	Percent Change
Revenues Before Reimbursables	$419.8	336.2	24.8%	$1,434.4	1,289.8	11.2%
Total Revenues	503.9	420.7	19.8%	1,787.2	1,602.9	11.5%
Operating Income	128.2	72.1	77.7%	357.1	287.1	24.4%
Net Income	87.1	49.7	75.2%	249.2	194.5	28.1%
Basic EPS	0.44	0.25	76.1%	1.27	0.99	28.4%
Diluted EPS	0.44	0.25	75.8%	1.26	0.99	28.3%

Recent Highlights

•	TSYS substantially completed the Capital One conversion in the fourth quarter of 2006.
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TSYS entered into an agreement with the No. 1 card issuer in The Netherlands, Rabobank, to process its consumer-credit portfolio. The multi-stage conversion of Rabobank’s 1-million-plus accounts is scheduled to conclude in the second quarter of 2007, making TSYS the leading credit-card processor in The Netherlands.

•

TSYS acquired majority control of a call center business to deliver a comprehensive range of managed services to financial institutions across Europe, the Middle East and Africa. The new business is named TSYS Managed Services EMEA.

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Robert J. Philbin was named president of TSYS Acquiring Solutions. Mr. Philbin will be responsible for the entire acquiring enterprise, and will report to M. Troy Woods, president and chief operating officer of TSYS.

•	Through its prepaid business, TSYS has grown its healthcare business to more than 11 million transaction-enabled accounts on file.

Projected Outlook for 2007

Excluding the one-time Bank of America contract-termination fee in 2006 of approximately $68.9 million and the acceleration of amortization of Bank of America contract acquisition costs of approximately $6 million, net income is now expected to increase between 14%–17% in 2007 compared to 2006, versus previous guidance of an increase between 8% to 10%. Based on GAAP, TSYS’ estimated 2007 net income is now expected to decline between 5%–3% as compared to 2006, versus previous guidance of a decline between 9%–7%.

TSYS’ 2007 earnings guidance is based on the following assumptions:

2007

1.    Including the Bank of America termination fee of approximately $68.9 million and an acceleration of amortization of contract acquisition costs, estimated total revenues will decline 5%–3% in 2007. Excluding the termination fee and reimbursable items, revenues will increase by 2%-5% over 2006.

2.	The conversion of the Capital One portfolio, which was substantially completed in the fourth quarter of 2006, will be fully completed in 2007.
3.	J.P. Morgan Chase & Co. will discontinue its processing agreement according to the original schedule and will license TSYS’ processing software in the third quarter of 2007.
4.	Expense reductions in employment, equipment, leases and other areas that are included in 2007 estimates will be accomplished.
5.	TSYS will not incur significant expenses associated with the conversion of new large clients or acquisitions, or any significant impairment of goodwill or other intangibles.

Presentation of revenues and net income excluding the Bank of America termination fee, acceleration of amortization of contract acquisition costs and reimbursable items are non-GAAP financial measures. The following table reconciles the range of changes from 2006 to 2007, comparing non-GAAP financial measures to GAAP financial measures.

	Range of Guidance ($ in millions)
	2007 Forecast	2006 Actual	% change
Net income	$238 to $243	$249	(5%) to (3%)
Less: termination fee, net of acceleration of amortization of contract acquisition costs, net of tax		($41)
Net income, excluding impact of termination fee, net of acceleration of amortization of contract acquisition costs	$238 to $243	$208	14% to 17%
Total revenues	$1,691 to $1,725	$1,787	(5%) to (3%)
Less: reimbursable items	($294)	($353)
Less: termination fee, net of related contract acquisition cost amortization*		($65)
Revenues, excluding reimbursable items and estimated net termination fee	$1,397 to $1,431	$1,369	2% to 5%

*Note: TSYS accelerated the amortization of approximately $6 million in contract acquisition costs (comprised of $4 million of amortization related to payments for processing rights, which was recorded as a reduction of revenues, and $2 million of amortization expense related to conversion costs).

TSYS believes the table above presents meaningful information to assist investors in understanding the company’s financial estimates for changes in total revenues and net income from 2006 to 2007 as a result of the Bank of America consumer portfolio deconversion as the

2007

non-GAAP financial measures exclude amounts that the company does not consider part of ongoing operating results. The non-GAAP financial percentage changes should not be considered by themselves or as a substitute for the GAAP percentage changes year over year. The non-GAAP measures should be considered as an additional view of the way TSYS’ financial measures are affected by the one-time Bank of America contract termination fee, acceleration of amortization of contract acquisition costs and reimbursable items; and should be used in conjunction with all publicly filed financial statements and reports.

Conference Call

TSYS will host its quarterly conference call at 8:30 a.m. EST, Wednesday, Jan. 17. The conference call can be accessed via simultaneous Internet broadcast at tsys.com by clicking on the “Conference Call” icon on the homepage. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call.

About TSYS

TSYS is one of the world’s largest payment-services companies, offering a broad range of packaged or outsourced issuing and acquiring technologies that support consumer finance, credit, debit and prepaid services for financial institutions and retail companies worldwide. Based in Columbus, Ga., TSYS (NYSE: TSS) is 80-percent held by Synovus (NYSE: SNV), one of FORTUNE magazine’s “Most Admired Companies” and a member of its “100 Best Companies to Work For” Hall of Fame. For more information, contact news@tsys.com.

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS’ expectation that international revenue growth will continue to be strong in 2007 and TSYS’ expected net income growth for 2007, and the assumptions underlying such statements, including, with respect to TSYS’ expected increase in net income for 2007: (1) including the Bank of America termination fee of approximately $68.9 million and an acceleration of amortization of contract-acquisition costs of approximately $6 million, estimated total revenues will decline 5-3% in 2007 and excluding the termination fee and reimbursable items, estimated revenues will increase by 2%-5% over 2006; (2) the conversion of the Capital One portfolio, which was substantially completed in the fourth quarter of 2006, will be fully completed in 2007; (3) JP Morgan Chase & Co. will discontinue its processing agreement according to the original schedule and will license TSYS' processing software in 2007; (4) expense reductions in employment, equipment, leases and other areas which are included in 2007 estimates will be accomplished; and (5) TSYS will not incur significant expenses associated with the conversion of new large clients and/or acquisitions, or any other significant impairment of goodwill or other intangibles. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, one or more of the assumptions upon which TSYS’ 2007 net income forecast is based are inaccurate. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

2007

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